SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 25, 2017
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2017, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”), at the recommendation of the Management Development and Compensation Committee, approved the new Omnibus Management Incentive Plan (“Omnibus Plan”), subject to stockholder approval of the material terms of the performance goals of the Omnibus Plan at the Company’s 2017 Annual Meeting of Stockholders held on May 25, 2017 (the “2017 Annual Meeting”). As noted below in Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders approved the material terms of the performance goals of the Omnibus Plan at the 2017 Annual Meeting.

For additional detail concerning the terms and conditions of the Omnibus Plan, please refer to the discussion in the Company’s Proxy Statement for the 2017 Annual Meeting, as filed with the Securities and Exchange Commission on April 10, 2017 (the “2017 Proxy Statement”) under the caption “Approval of the Material Terms of the Performance Goals Under the New Omnibus Management Incentive Plan” (Proposal No. 5 on the proxy card).” The description of the Omnibus Plan contained in the 2017 Proxy Statement is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 25, 2017, the Company held its 2017 Annual Meeting. Each proposal subject to a vote at the 2017 Annual Meeting was described in detail in the Company’s 2017 Proxy Statement. With respect to each of the proposals, the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal No. 1): Stockholders re-elected each of the following Directors:

	For	Against	Abstentions	Broker Non-Votes

Dennis C. Cuneo	187,495,858	1,157,071	667,406	87,315,272
Sheri H. Edison	187,463,125	1,219,397	637,813	87,315,272
Mark G. Essig	187,471,389	1,182,370	666,576	87,315,272
William K. Gerber	187,493,212	1,166,730	660,393	87,315,272
Gregory B. Kenny	187,383,756	1,265,746	670,833	87,315,272
Ralph S. Michael, III	187,444,648	1,229,284	646,403	87,315,272
Roger K. Newport	187,555,916	1,103,150	661,269	87,315,272
Dr. James A. Thomson	186,831,556	1,827,835	660,944	87,315,272
Dwayne A. Wilson	187,294,739	1,306,767	718,829	87,315,272
Vicente Wright	187,514,657	1,139,369	666,309	87,315,272
Arlene M. Yocum	187,210,869	1,427,173	682,293	87,315,272

2.
Ratification of independent registered public accounting firm (Proposal No. 2): Stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

For	Against	Abstentions
270,805,047	4,298,139	1,532,421

3.	Advisory vote on Named Executive Officer compensation (Proposal No. 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
181,844,752	6,251,289	1,224,294	87,315,272

4.
Advisory vote on the frequency of future stockholder votes concerning Named Executive Officer compensation (Proposal No. 4): Stockholders approved the option of an annual advisory vote for Named Executive Officer ("NEO") compensation. In light of the voting results strongly supporting an annual vote and other matters considered by the Board, the Board has decided to include a non-binding advisory vote on NEO compensation at each Annual Meeting until the next required stockholder advisory vote on the frequency of future stockholder votes on NEO compensation.

1 YEAR	2 YEARS	3 YEARS	Abstentions
161,472,124	631,840	26,285,261	931,110

5.
Approval of the material terms of the performance goals under the new Omnibus Management Incentive Plan (Proposal No. 5): Stockholders approved the material terms of the performance goals under the new Omnibus Plan.

For	Against	Abstentions	Broker Non-Votes
184,813,132	2,864,486	1,642,717	87,31,272

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		10.1	Omnibus Management Incentive Plan, as approved March 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Management Incentive Plan, as approved March 16, 2017